Filed Pursuant to Rule 424(b)(3)

SEC File #333-237642

Prospectus Supplement

Dated March 1, 2020 (to Prospectus dated April 21, 2020)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated April 21, 2020.

This Prospectus consists of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

1st Franklin Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East Tugalo Street Post Office Box 880 Toccoa, Georgia 30577
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (706) 886-7571

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, A. Roger Guimond, Executive Vice President and Chief Financial Officer and a member of the Board of Directors (the “Board”) of 1st Franklin Financial Corporation (the “Company”), notified the Company of his intention to step down as Chief Financial Officer of the Company effective April 1, 2021 (the “Effective Date”). Following the Effective Date, Mr. Guimond will remain with the Company in the role of Executive Vice President, Finance & Investor Relations and will also continue serving as a member of the Board.

In addition, on March 1, 2021, the Company announced that the Board had appointed Brian Gyomory as Executive Vice President and Chief Financial Officer of the Company, effective as of the Effective Date. Mr. Gyomory, age 53, has served as Senior Vice President of Finance of the Company since December 2019. Prior to joining the Company, Mr. Gyomory was Vice President, Finance, Treasury & Capital Markets at Global Lending Services LLC, an automotive lending company, from July 2014 to December 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2021	1st FRANKLIN FINANCIAL CORPORATION

	By:	/s/ A. Roger Guimond
	Name:	A. Roger Guimond
	Title:	Executive Vice President and Chief Financial Officer